EXHIBIT 10.13

Letter of Trademark Use Authorization

This is to authorize DuoYuan Digital Technology Industry (China) Co., Ltd to permanently use on a free-of-charge basis the DuoYuan trademark owned by DuoYuan Water Environmental Protection Technology Industry (China) Co., Ltd.

/s/DuoYuan Water Environmental Protection Technology Industry (China) Co., Ltd.
June 30, 2001